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                                                            EXHIBIT 10(O)(14)

                          RESTATEMENT AMENDMENT NO. 4

                                      TO

                             THE UPS SAVINGS PLAN

                        (Restated as of March 31, 1995)


          WHEREAS, United Parcel Service of America, Inc. (the "Employer") established the UPS Savings Plan (the "Plan") for the benefit of Eligible Employees in order that they might enjoy the advantages of having funds put aside on a tax deferred basis pursuant to Section 401(k) of the Internal Revenue Code to provide for their retirement; and

          WHEREAS, the Plan was amended sixteen times before the Restated Plan was adopted effective as of March 31, 1995; and

          WHEREAS, the Restated Plan has been heretofore amended on three previous occasions, the most recent being Restatement Amendment No.3, effective March 4, 1996 and

          WHEREAS, it is desired to amend the Restated Plan to permit the automatic enrollment of Eligible Employees and to permit Participants to make after-tax contributions to supplement their elective deferrals; and

          WHEREAS, it is desired to add a Participant loan program to allow Participants to borrow funds in their Account under certain prescribed circumstances;

          NOW, THEREFORE, pursuant to the authority vested in the Board of Directors of the Employer by Section 9.1 of the Plan, the Plan is hereby amended in the following respects, effective July 29, 1996.

          1.  Subsection 1.1(a) is amended to read in its entirety as follows:

          (a) "Account" or "Individual Account" means the aggregate of a Participant's Elective Deferral Account, Voluntary Contribution Account, and Rollover Contribution Account, all established under Article IV.

          (1) A Participant's "Elective Deferral Account" shall be the account to which shall be allocated amounts contributed on behalf of the Participant in accordance with his or her Elective Deferrals (pursuant to Section 3.1) and the earnings thereon.

          (2) A Participant's "Voluntary Contribution Account" shall be the account to which shall be allocated the Participant's Voluntary Contributions (pursuant
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to Section 3.7) and the earnings thereon.

          (3) A Participant's "Rollover Contribution Account" shall be the account to which shall be allocated amounts rolled over from another qualified plan or conduit individual retirement account (pursuant to Section 3.6) ("Rollover Contributions") and the earnings thereon.

          2.  Subsection 1.1(g) is amended to read in its entirety as follows:

"(g) "Elective Deferral" means the amount by which an Eligible Employee elects to have his or her Eligible Compensation reduced in consideration of a contribution of such amount by his or her Employer Company on his or her behalf to this Plan. Said election once made may be changed only prospectively and shall not affect contributions previously made, if any. Unless the context requires otherwise, the term Elective Deferrals shall include Bonus Elective Deferrals.

          3.  A new Section 1.1(ee) is added, to read as follows:

"(ee) "Voluntary Contribution" shall mean the amount contributed by an Eligible Employee, on an after-tax basis, to his or her Voluntary Contribution Account, in accordance with Section 3.7.

          4.  Section 2.2 is amended to read as follows:

          Section 2.2  Application to Participate.
                       --------------------------

          An Eligible Employee shall become a Participant in this Plan by electing to make an Elective Deferral, a Voluntary Contribution, or a Rollover Contribution to the Plan. An election to make an Elective Deferral, Voluntary Contribution or Rollover Contribution shall be made through the automated enrollment procedure established by the Committee or its designee, or in accordance with such other procedure as may be prescribed by the Committee or its designee for such purpose from time to time.

          Each Eligible Employee upon enrolling in the Plan shall:

          (a) designate and authorize, subject to Articles III and IX of the Plan, one or more of the following: (i) an Elective Deferral percentage by which he or she desires to have his or her Eligible Compensation reduced in accordance with the requirements of Section 3.1(a), and contributed by the Employer Company on his or her behalf to the Plan; (ii) a Bonus Elective
Deferral percentage by which he or she desires to have his or her extraordinary bonus reduced in accordance with the requirements of Section 3.1(b) and contributed by the Employer Company on his or her behalf to the Plan; (iii) a Voluntary Contribution percentage by which he or she wishes to have his or her Eligible Compensation reduced in accordance with Section 3.7(a), and contributed by the Employer Company on his or her behalf to the Plan; and (iv) a Rollover Contribution consisting of an eligible rollover distribution (within
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the meaning of Section 3.6(c)) from another qualified retirement plan or conduit
IRA, and

          (b) direct the investment of funds in his or her Account in accordance with Article IV.

          The Committee or its designee shall promptly process the application and notify the Eligible Employee in writing of their acceptance or non-acceptance thereof.

          5.  Section 2.3 is amended to read as follows:

          Section 2.3  Transfer to Position Not Covered by Plan.
                       ----------------------------------------

          (a) If a Participant is transferred to a position with an Employer Company in which the Participant is no longer an Employee, as defined in
Section 1.1(i), the Participant shall, if he or she is eligible to participate in any other 401(k) cash or deferred arrangement maintained by the Employer Company (including the Teamster-UPS National 401(k) Tax Deferred Savings Plan), cease to be a Participant hereunder and the entire amount of the Participant's Account hereunder shall be converted to cash and transferred to the trustee or trustees of such other plan, to be held as part of the Participant's account or accounts under that plan. Notwithstanding the foregoing, if the other plan will not accept the transfer of one or more of the Participant's subaccounts hereunder because of restrictions or limitations under that plan, said sub-account or sub-accounts shall not be transferred and shall remain in this Plan, subject to the Participant's right to elect to withdraw such amounts pursuant to
Article VI. If the transferring Participant has an outstanding loan balance, pursuant to Article XIII of the Plan, which cannot be transferred to the other plan, and if the Committee have instituted procedures under Section 13.1(i) to permit such Participant to continue to make payments of interest and principal thereon, the loan together with the corresponding portion of the Participant's Account securing said loan, and the associated repayment obligation, shall not be transferred and shall remain under this Plan.

          (b) If a transferred Participant is not eligible to participate in the Teamster-UPS National 401(k) Tax Deferred Savings Plan or any other Section 401(k) cash or deferred arrangement maintained by an Employer Company, or if one or more of the Participant's subaccounts have been retained as described in the next to last sentence of subsection 2.3(a) above, the Participant shall remain a Participant in this Plan, with respect to contributions previously made on his or her behalf but shall no longer be eligible to make Voluntary Contributions, Rollover Contributions or to have Elective Deferrals made to the Plan on his or her behalf unless and until he or she again becomes an Employee. In the event the Participant is subsequently transferred to a position in which he or she again becomes an Employee, as defined in Section 1.1(i), the Participant may elect to make Elective Deferrals or Voluntary Contributions. Such election shall be implemented as soon as practicable after the election is made.


          Notwithstanding any other provision of this Plan, the Committee shall permit the contribution of funds to a Participant's Account under this Plan which represent the
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transfer of his or her account from the Teamster-UPS National 401(k) Tax
Deferred Savings Plan or any other Section 401(k) cash or deferred arrangement maintained by an Employer Company. Such funds shall be held in the appropriate sub-account (Elective Deferral Account, Voluntary Contribution Account or Rollover Contribution Account) under this Plan and shall be invested in the investment options selected by the Participant in accordance with Article IV, in the same percentage amounts as are invested the Participant's Elective Deferrals, or, in the absence thereof, as are invested the Participant's Voluntary Contributions pursuant to Section 4.5, or as otherwise directed by the Participant with the approval of the Committee or its designee.

          6.  Section 3.1 is amended to read as follows:

          Section 3.1  Elective Deferral Contributions.
                       -------------------------------

          (a) Each Eligible Employee may elect to reduce his or her Eligible Compensation by a whole percentage up to but not exceeding fifteen (15%) percent of such Eligible Employee's Eligible Compensation earned during the Plan Year (or, with respect to Eligible Employees employed in Puerto Rico, such lower percentage as may be permitted under the laws of Puerto Rico) and to have such amount contributed to the Plan on his or her behalf as an Elective Deferral. An election to make an Elective Deferral shall state (in a whole percentage) the portion of the Eligible Employee's Eligible Compensation to be deferred hereunder and shall be communicated to the Trustee via the telephone response unit ("VRU") or in accordance with such other procedures adopted by the Committee or its designee from time to time. With respect to each Eligible Employee for whom there is in effect an Elective Deferral and who is receiving Eligible Compensation from an Employer Company, there shall be contributed to the Trust an amount equal to the amount by which such Eligible Employee's Eligible Compensation was reduced pursuant to the Eligible Employee's Elective Deferral. Elective Deferrals shall be paid to the Trust by the Employer Company as soon as practical following the date on which the deferred amount would have (but for the Eligible Employee's Elective Deferral) been paid to the Eligible Employee (but no later than the date required by law) and shall be credited to the Eligible Employee's Elective Deferral Account upon receipt by the Plan of the Eligible Employee's Elective Deferral. The Elective Deferral percentage selected by the Eligible Employee shall remain in effect until changed by the Eligible Employee in accordance with Section 3.4 or until reduced by the Committee or its designee in accordance with Section 3.2.

          (b) In addition, a Participant may file a separate election, in accordance with procedures adopted by the Committee or its designee, to defer receipt of all or any portion of any extraordinary bonus (which shall not, for this purpose, include the value of any award pursuant to the UPS Manager's Incentive Plan) payable to the Participant and to have such deferred amount contributed to the Participant's Elective Deferral Account as a Bonus Elective Deferral. Amounts deferred pursuant to a Participant's Bonus Elective Deferral shall be contributed to the Trust at such time and in accordance with such procedures as set forth in paragraph (a) above, with respect to the Participant's Elective Deferral.

          (c) Notwithstanding the foregoing, a Participant may not defer under this Plan, during any calendar year, in excess of $9,500, or such higher amount as may be prescribed by the Secretary of the Treasury pursuant to Code Section 402(g)(5) (or, with respect to Participants employed in Puerto Rico, such lower limit as may be prescribed under Puerto Rico law). Elective Deferrals in excess of the Code Section 402(g)(5) limit (as adjusted), plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 following the calendar year in which such deferrals were made to the Participants on whose behalf and to whose Accounts said excess Elective Deferrals were allocated. If a Participant also participates during the calendar year in any other plan or plans which are subject to the limitations of Code Section 402(g) and has made Elective Deferrals under this Plan which, when combined with elective deferrals made under such other plan or plans, would exceed the limitations under Code
Section 402(g)(5) for such calendar year, to the extent the Participant designates, no later than March 1 of the calendar year following the calendar year in which Elective Deferrals hereunder were made, any Elective Deferrals under this Plan as excess deferrals, the amount of such designated excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Participant no later than April 15 of the calendar year following the calendar year for which the Elective Deferrals were made.

          (d) A Participant who has received a hardship distribution, pursuant to Section 6.2(c), shall be suspended from making any Elective Deferrals, and shall be limited in the amount of Elective Deferrals the Participant may make in the taxable year immediately following the taxable year of the hardship distribution, in accordance with provisions of paragraph (3) of Section 6.2(c).

          7.  Section 3.4 is revised to read as follows:

          Section 3.4  Change in Elective Deferral and/or Voluntary
                       --------------------------------------------
Contribution. A Participant may increase or decrease his or her Elective Deferral percentage and/or Voluntary Contribution percentage (including a reduction to zero) at any time. The change must be made via the VRU or in accordance with such other procedures established by the Committee or its designee and shall be implemented as soon as practicable following the date on which the change is made as to amounts not yet paid to the Participant.

          8.  Section 3.5 is deleted and reserved for future use.

          9. The first sentence of Section 3.6(a) is amended to change the first three words thereof from "Any active Participant" to the words "An Eligible Employee."

          10.  Section 3.6(b) is amended to read in its entirety as follows:

Such contribution shall be held in a sub-account under the Participant's Account (the "Rollover Contribution Account"), and, except as provided in Section 4.5, be invested in same investment options and in the same percentage amounts as are invested the Participant's Elective Deferrals, or, in the absence thereof, as are invested the Participant's Voluntary Contributions. A Participant shall at all times be fully vested in amounts allocated to his Rollover Contribution Account.

          11.  A new Section 3.7 is added to read as follows:

          Section 3.7  Voluntary Contributions.
                       -----------------------

          (a) Each Eligible Employee may elect to reduce his or her Eligible Compensation in a whole percentage up to but not exceeding five (5%) percent of such Eligible Employee's Eligible Compensation earned during the Plan Year (or, with respect to Eligible Employees employed in Puerto Rico, such lower percentage as may be permitted under the laws of Puerto Rico) and to have such amount contributed to the Plan on his or her behalf as a Voluntary Contribution. An election to make a Voluntary Contribution shall state the portion of the Eligible Employee's Eligible Compensation to be contributed to the Plan as a Voluntary Contribution and shall be communicated to the Trustee via the VRU or in accordance with such other procedures as are adopted by the Committee or its designee from time to time. With respect to each Eligible Employee for whom there is in effect an election to make Voluntary Contributions hereunder and who is receiving Eligible Compensation from an Employer Company, there shall be contributed to the Trust an amount equal to the amount by which such Eligible Employee's Eligible Compensation was reduced pursuant to the Eligible Employee's Voluntary Contribution election. Voluntary Contributions shall be made only by means of payroll withholding and shall be contributed to the Trust by the Employer Company as soon as practical following the date on which the withheld amount would have (but for the Eligible Employee's Voluntary Contribution election) been paid to the Eligible Employee (but no later than the date required by law). Voluntary Contributions shall be credited to the Eligible Employee's Voluntary Contribution Account upon receipt by the Plan of the Eligible Employee's Voluntary Contribution. The Voluntary Contribution percentage selected by the Eligible Employee hereunder shall remain in effect until changed by the Eligible Employee in accordance with Section 3.4.

          (b) A Participant who has received a hardship distribution pursuant to
Section 6.2(c) shall be suspended from making any Voluntary Contributions, in accordance with the provisions of paragraph (3) of Section 6.2(c).

          12. Article IV is amended by deleting the words "Time Horizon" in all places where they appear and by substituting in lieu thereof the words "Bright Horizon."

          13. The second and third sentences of Section 4.1 are amended to read as follows:

The Trustees shall establish and maintain in the Trust for each Participant an Individual Account which shall be subdivided into three (3) separate sub-accounts: (a) an Elective Deferral Account, (b) a Voluntary Contribution Account and (c) a Rollover Contribution Account, all as described in subsection 1.l(a). There shall be credited to each above-described sub-account such sums of money from time to time contributed as Elective Deferrals, Voluntary Contributions and Rollover Contributions, respectively, together with the sub-account's pro-rata share of earnings, profits and losses and the sub-account's pro-rata share of appreciation and depreciation and the Participant's pro-rata share of expenses of this Plan, pursuant to Section 4.11.

          14.  Section 4.2 is deleted and reserved for future use.

          15.  A new Section 4.4(b)(3) is added, to read as follows:

The Trustee shall provide each Participant with confirmation statements, as applicable, to report (i) his or her enrollment; (ii) the Elective Deferral percentage selected by the Participant; (iii) the Voluntary Contribution percentage selected by the Participant; (iv) loans, if any, made to the Participant from the Plan; (v) Rollover Contributions made by the Participant; and (vi) withdrawals and distributions from the Participant's Account.

          16. The second sentence of Section 4.5 is deleted and the following sentences are substituted in lieu thereof:

The same investment options designated by the Participant and the same percentage allocations with respect to each investment option selected shall apply to the Participant's Elective Deferrals and Voluntary Contributions. If a Participant has not directed the investment allocation of funds in his or her Elective Deferrals due to the fact that such Participant had not previously made any Elective Deferrals to the Plan, the Participant shall be permitted to direct the investment allocation of his or her Voluntary Contributions, if any. Except as otherwise permitted by this Section 4.5, a Participant's Rollover Contribution shall be invested in the investment options and in accordance with the same percentages selected by the Participant with respect to the Participant's Elective Deferrals or, if none, the Participant's Voluntary Contributions. If a Participant has not directed the investment allocation of his or her Elective Deferrals or Voluntary Contributions due to the fact that the Participant had not previously made any Elective Deferrals or Voluntary Contributions to the Plan, then the Participant shall be permitted to direct the investment allocation of his or her Rollover Contributions. Notwithstanding the foregoing, a Participant may, on a form provided by the Trustee , make a separate written election with respect to the Participant's Rollover Contribution to have his or her Rollover Contribution invested in a manner independent of the Participant's Elective Deferrals or Voluntary Contributions, so long as such written election is transmitted to the Trustee at the same time as the Rollover Contribution is made to the Plan.

          17.  Section 4.6 is amended to read as follows:

          Change in Investment Allocation of Future Contributions.  Each
          -------------------------------------------------------
Participant may elect to change the investment allocation of future Elective Deferrals or, if none, his or her future Voluntary Contributions at any time. Each election to change a Participant's investment allocation shall be made via the VRU or in accordance with such other procedures as are established by the Committee from time to time, and shall be effective as soon as practicable following the receipt thereof. Such election shall apply uniformly to all future Elective Deferrals and Voluntary Contributions made by or on behalf of the Participant. Changes must be made in ten percent (10%) adjustments up or down and must result in a total investment of one hundred percent (100%) of the Participant's contributions under the Plan. Change authorizations which do not result in an allocation of one hundred percent (100%) of the Participant's future contributions or which are incorrect in any other respect will not be processed and the prior allocation shall continue in effect.

          18.  Section 4.7 is amended to read as follows:

          Transfer of Account Balances Between Investment Options.  Each
          -------------------------------------------------------
Participant may elect to transfer the balances in his or her Account among available investment options at any time. Transfers pursuant to this Section
4.7 shall apply uniformly to all amounts allocated to each sub-account within the Participant's Account at the time of such election. Such election shall be made via the VRU, or in accordance with such other procedures as shall be established by the Committee or its designee from time to time, and shall be effective as soon as practicable following receipt thereof, subject to limitations, if any, of the investment vehicles selected. Such transfers must be in multiples of ten percent (10%) and must result in the investment of one hundred percent (100%) of the Participant's Account. If a transfer authorization does not result in the allocation of one hundred percent (100%) of the Participant's Account among Options A, B, C, D, E and each Bright Horizon Fund within Option F in percentages which are multiples of ten percent (10%) or if it is incorrect in any other respect, the transfer authorization will not be processed by the Committee or its designee and the prior allocation will continue in effect.

          19. Section 4.10 is amended by revising paragraph (b) to read as follows:

          (b) The amount of Elective Deferrals, Voluntary Contributions and Rollover Contributions allocated to the Account, broken down among Options A, B, C, D, E and each Bright Horizon Fund within Option F.

          20.  Section 6. 1 (a) is amended to read as follows:

          Section 6.1  In-Service Withdrawals.
                       ===-------------------

          (a) Voluntary and Rollover Contribution Accounts.
              --------------------------------------------

          A Participant may withdraw all or a portion of his or her Voluntary Contribution Account and/or Rollover Contribution Account at any time, by making a request for withdrawal via the VRU or in accordance with such other procedures established by the Committee or its designee from time to time. Withdrawals shall reduce, pro rata, the amounts allocated to each investment option within each sub-account from which the withdrawals are made. Withdrawals shall be subject to any additional restrictions, uniformly applied with respect to Participants similarly situated, as may be prescribed by the Committee or its designee regarding the frequency and minimum amount of a withdrawal.

          In the case of a withdrawal from the Participant's Voluntary Contribution Account and/or Rollover Contribution Account, each such sub-account shall be considered a separate "contract" for purposes of Code Section 72(d) and a withdrawal therefrom shall be allocated on a pro-rata basis with respect to the pre-and post-tax monies held in each respective sub-account.

          If a withdrawal request fails to specify the sub-account from which the withdrawal is to be made, such withdrawal shall first reduce the amounts credited to the Participant's Voluntary Contribution Account until such sub-account balance has been reduced to zero, and shall then reduce amounts credited to the Participant's Rollover Contribution Account.

          21. Subsection 6.2(b)(3) is amended to read in its entirety as follows:

(3) By the cessation of Elective Deferrals and Voluntary Contributions to the Plan.

          22. Subsection 6.2(c)(3) is amended by deleting the word "elective" after the words "and all other" and by deleting the word "other" after the word "any" and before the words "qualified plan".

          23.  Section 10.4 is amended to read as follows:

          Section 10.4  Annual Additions.
                        ----------------

          For purposes of this Article, the term "Annual Addition" means the sum of the following amounts credited to a Participant's Account (or to his or her account under any other qualified defined contribution plan which must be taken into account for purposes of this Article) for the Limitation Year:

          (1) the Employer Company's contributions;

          (2) the Employee's contributions (other than Rollover Contributions); and

          (3)  forfeitures, if any.

          24.  A new Article XIII is added to read as follows:


                                 ARTICLE XIII

                                     LOANS
                                     -----

          13.1  Terms and Conditions of Loans.  The Trustee shall make loans
                -----------------------------
available on a reasonably equivalent basis to all Participants in accordance with the terms and conditions set forth below.

          (a) A Participant may request a loan by making application therefor to the Trustee via the VRU or in accordance with such other procedures as are established by the Committee or its designee from time to time. Loans shall only be approved for the purposes described in subsection 13.l(c). The minimum amount for which a loan may be requested shall be $1,000.00. No more than two loans are permitted to be outstanding to any Participant at any time. Notwithstanding the foregoing, an application for a second loan shall not be approved while there is an outstanding loan unless the Participant is current with respect to payments of principal and interest on such outstanding loan.

          (b) No loan may be made to a Participant to the extent that such loan when made would exceed the lesser of: (i) $50,000, reduced by the highest outstanding loan balance during the 12-month period ending on the day before the loan is made, or (ii) 50% of the Participant's vested Account balance under the Plan. For purposes of this limitation, all loans from all plans of the Employer or an affiliated employer (within the meaning of Code Section 414(b), (c), or (m)) shall be aggregated.

          (c) Loans shall be available from this Plan only for the purposes described below:

          (1) Costs directly related to the purchase of a principal residence for the Participant.

          (2) The payment of expenses for tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education of the Participant or the Participant's spouse or dependents (as defined in Code Section 152).

          (3) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence.
          (4) The payment of expenses for medical care (as described in Code
Section 213(d)) previously incurred by the Participant, the Participant's spouse or dependents (as defined in Code Section 152), or necessary for these persons to obtain medical care.

          (d) A secured promissory note shall be delivered to the Trustee pledging as collateral up to one-half of the Participant's vested interest in his or her Account. Such promissory note shall provide that the loan principal, and all interest accrued thereon, shall be due and payable upon the Participant's Separation from Service.

          (e) A loan to a Participant shall be considered a separate investment of the Account of the Participant. The proceeds of the loan shall be withdrawn from the Participant's subaccounts in the following order: first, from the Participant's Elective Deferral Account, second, from the Participant's Rollover Contribution Account and third, from the Participant's Voluntary Contribution Account, and pro rata from each investment option in which the Participant's respective sub-account is invested at the time of the loan. Repayments of principal and interest on the loan shall be credited to the Participant's sub-accounts in the reverse order from which the loan proceeds were withdrawn and shall be invested in the investment options in effect at the time of repayment pursuant to the Participant's investment election under Article IV.

          (f) Each loan shall be repaid in substantially equal installments not less frequently than quarterly over a period not to exceed five (5) years by means of payroll deductions. Notwithstanding the foregoing, a loan for the purchase of the Participant's principal residence may be for a term of up to fifteen (15) years or such shorter period as may be required by law. Notwithstanding the foregoing, repayments on a loan may be suspended for a period of up to one year following the commencement of a Leave of Absence during which the Participant is not paid by an Employer Company or is paid at a rate that is less than the amount of level payments required under the terms of the loan (after taking income and employment taxes into account), although in no case shall this provision extend the original term of the loan. During a Leave of Absence loan repayments may be made directly by the Participant to the Trustee. For this purpose, a "Leave of Absence" shall mean any leave authorized by an Employer Company, any health-related absence or any other absence that does not constitute a Separation from Service.

          (g) Each loan shall bear interest at a fixed rate equal to one percentage point above the prime rate as published in The Wall Street Journal on the last business day of the month prior to the month in which the Participant makes application for a loan.

          (h) If any required installment is not paid within thirty (30) days following the due date thereof, the Trustee shall provide written notice to the Participant. If such installment payment is not paid within ninety (90) days following the due date thereof, the Trustee shall declare the loan to be in default. The Trustee shall reduce (offset) the Participant's vested interest in his or her Account by the amount of the unpaid loan balance plus accrued but unpaid interest at such time that the Participant's Account becomes distributable by reason of the earlier of the Participant's Separation from Service or attainment of age 59 1/2.


          (i) If a Participant incurs a Separation from Service before the loan is repaid in full, the loan shall be deemed to be in default and the unpaid balance of the loan, together with interest thereon, shall become immediately due and payable. The Trustee shall reduce (offset) the Participant's Account by an amount equal to the outstanding loan balance plus accrued but unpaid interest. The Committee may (but shall not be required to) institute procedures whereby a Participant who has not incurred a Separation from Service, but is no longer an Eligible Employee under the terms of this Plan, may continue to make payments of interest and principal on his or her outstanding loan, provided that such loan is not in default as set forth in subparagraph (h) above.

          (j) A Participant may prepay a loan in its entirety without penalty at any time.

          13.2  Administration of Loan Program.
                ------------------------------

          (a) The determination of whether a Participant satisfies the criteria for a loan shall be made by the Trustee, who shall administer the loan program. All requests for loans hereunder shall be made via the VRU or in accordance with such other procedures established by the Committee from time to time. The Trustee may request such information and documentation as it deems necessary to ascertain the qualification of a Participant for a loan in accordance with this
Article XIII. The Trustee shall determine whether a Participant qualifies for a loan within five (5) business days of its receipt of a completed Promissory Note and Certification, unless it advises the Participant in writing that additional time or information is needed. The Committee or its designee shall be authorized to charge an application fee to process each loan application, and, in addition, may deduct from the Participant's Account, or from the proceeds of any loan, a reasonable fee representing the estimated or actual cost of distribution of the loan proceeds.

          (b) Any loan granted under this Article XIII shall be administered by the Trustee, who shall establish written guidelines and procedures relating to the Participant loan program which are consistent with the terms contained herein. Such guidelines and procedures shall provide, among other matters, the following:

          (1) the procedure for applying for loans;

          (2) the basis on which loans will be approved or denied;

          (3) limitations, if any, on the types and amounts of loans offered;

          (4) the types of collateral which may secure a Participant loan;

          (5) the events constituting default and the steps that will be taken to preserve plan assets.

          IN WITNESS WHEREOF, the undersigned have caused this Restatement Amendment No. 4 to the Restated Plan to be executed this 16th day of December, 1996.


Attest:                                United Parcel Service of America, Inc.


BY: /S/ JOSEPH R. MODEROW              BY: /S/ KENT C. NELSON
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Secretary                                  Chairman